Exhibit 99.1

United States 12 Month Natural Gas Fund, LP

Monthly Account Statement

For the Month Ended November 30, 2015

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(500,702)
Unrealized Gain (Loss) on Market Value of Futures	(192,577)
Dividend Income	206
Interest Income	372
ETF Transaction Fees	700
Total Income (Loss)	$(692,001)

Expenses
General Partner Management Fees	$7,959
Professional Fees	8,616
Brokerage Commissions	418
Non-interested Directors' Fees and Expenses	78
Prepaid Insurance Expense	132
NYMEX License Fee	159
Total Expenses	17,362
Expense Waiver	(7,800)
Net Expenses	$9,562
Net Income (Loss)	$(701,563)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 11/1/15	$12,826,668
Additions (100,000 Shares)	1,002,440
Net Income (Loss)	(701,563)

Net Asset Value End of Month	$13,127,545
Net Asset Value Per Share (1,350,000 Shares)	$9.72

To the Limited Partners of United States 12 Month Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended November 30, 2015 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States 12 Month Natural Gas Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612